Exhibit 99.2

UHOS Q1 2011 Earnings Teleconference May 12, 2011

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Universal Hospital Services, Inc. believes statements in this presentation looking forward in time involve risks and uncertainties based on management’s current views and assumptions. Actual events may differ materially. Please refer to the cautionary statement regarding forward-looking statements and risk factors that appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and other filings with the SEC, which can be accessed at www.UHS.com under “Financials.” This presentation contains non-GAAP measures as defined by SEC rules. Reconciliations of these measures to the most directly comparable GAAP measures are contained in the appendix. Forward Looking Statements

Q1-2011 Highlights Continued momentum in: Asset360TM Patient Handling (beds, surfaces, bariatrics) Negative Pressure Wound Therapy However, headwinds affected the quarter: H1-N1 volume comparisons to 2010 Economy Hospital census & expense control Health Care Reform uncertainties Refer to appendix for reconciliation of Adjusted EBITDA to Cash Flows from Operations Q1-2011 (2.5%) Adjusted EBITDA Performance

Grow existing markets Penetrate new markets Introduce new products M&A opportunities Emergent – PRI Acquisition: Focus Areas

UHS expects another solid growth year despite the challenging volume comparisons in Q1, due to: Asset360TM momentum Growth in Patient Handling & Wound Care Growth in Biomedical Services Roll out of new patient handling products Benefits from the Emergent acquisition, which opens up more opportunities in the surgical suite Outlook Refer to appendix for reconciliation of Adjusted EBITDA to Cash Flows from Operations Adj. EBITDA $0 $20,000 $40,000 $60,000 $80,000 $100,000 $120,000 $140,000 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011E

Financial Review 1st Quarter 2011

Refer to Appendix for reconciliation of Gross Margin Pre-ASC 805 to Gross Margin & Historical Depreciation to Depreciation Medical Equipment Outsourcing RENTAL OF UHS-OWNED EQUIPMENT Supplemental (short-term) Long-Term Bariatrics: Suite of specialty equipment for obese patients RENTAL OF MANUFACTURER-OWNED EQUIPMENT ASSET360TM EQUIPMENT MANAGEMENT PROGRAM On-site management to drive better equipment utilization (UHS people, technology & processes) Trend Analysis Challenging margin comparisons to the 2010 quarter were due to: high H1-N1 volumes in 2010, and continued build of clinical resources to support growth in Patient Handling and Wound Therapy Otherwise, we continue to have strong momentum in our growth areas of Asset360TM, Patient Handling and Wound Therapy $ in Millions 1st Quarter LTM 2010 2011 % Chg 2011 Revenues $ 65.2 $ 66.2 1.6% $ 251.5 Cash Gross Margin Pre ASC 805 44.0 42.9 -2.5% 163.0 %of Revenue 67.5% 64.8% 64.8% Historical Depreciation (15.5) (15.5) (61.9) Gross Margin Pre ASC 805 $ 28.5 $ 27.4 -4.2% $ 101.1 %of Revenue 43.8% 41.3% 40.2%

 Technical and Professional Services TECHNICAL SERVICES Maintain & Repair Customer owned Equipment: Non-resident, response based/ scheduled Biomedical Services Manufacturer Services BIOMED360TM EQUIPMENT MAINTENANCE PROGRAM (Formerly CHAMP) Customizable on-site biomedical services program Refer to Appendix for reconciliation of Gross Margin Pre-ASC 805 to Gross Margin & Historical Depreciation to Depreciation Trend Analysis Stable revenues and margins driven by ongoing strength in manufacturer services activity $ in Millions 1st Quarter LTM 2010 2011 % Chg 2011 Revenues $ 10.8 $ 10.9 0.5% $ 44.5 Cash Gross Margin Pre ASC 805 3.1 3.1 -0.9% 13.1 %of Revenue 28.8% 28.4% 29.4% Historical Depreciation (0.1) (0.1) (0.4) Gross Margin Pre ASC 805 $ 3.0 $ 3.0 -1.5% $ 12.7 %of Revenue 28.0% 27.5% 28.5%

 Medical Equipment Sales and Remarketing ASSET RECOVERY & EQUIPMENT BROKERAGE NEW EQUIPMENT SALES DISPOSABLE SALES Trend Analysis Higher current year Revenues are a result of robust disposable and new equipment sales compared to 2010 period Results in this segment will fluctuate based on equipment availability, transactional size and the transactional nature of the business $ in Millions 1st Quarter LTM 2010 2011 % Chg 2011 Revenues $ 4.2 $ 5.6 33.9% $ 24.0 Cash Gross Margin Pre ASC 805 1.0 1.4 45.5% 7.1 %of Revenue 23.3% 25.3% 29.6% Historical Depreciation (0.1) (0.1) (0.3) Gross Margin Pre ASC 805 $ 0.9 $ 1.3 44.8% $ 6.8 %of Revenue 21.9% 23.7% 28.3%

Selected Financial Data Refer to Appendix for reconciliation of Cash SG&A to SG&A, Gross Margin Pre-ASC 805 to Gross Margin, Historical Depreciation to Depreciation, Adjusted EBITDA to Cash Flows from Operations, and Accrual CAPEX to investing cash flows $ in Millions 1st Quarter LTM Q1 2010 2011 % Chg 2011 Consolidated Revenues $ 80.2 $ 82.7 3.2% $ 320.0 Cash Gross Margin Pre-ASC 805 $ 48.1 $ 47.4 -1.5% $ 183.2 % of Revenues 60.0% 57.3% 57.3% Historical Depreciation (15.7) (15.7) (62.6) Gross Margin Pre-ASC 805 $ 32.4 $ 31.7 -2.2% $ 120.6 % of Revenues 40.5% 38.3% 37.7% Cash SG&A $ 16.0 $ 16.1 0.6% $ 62.4 % of Revenues 19.9% 19.5% 19.5% Adjusted EBITDA $ 32.1 $ 31.3 -2.5% $ 120.8 % of Revenues 40.0% 37.8% 37.8% Patient Handling Buyout $ 16.6 $ - $ - Other 15.1 28.2 86.9% 81.1 Total Accrual CAPEX $ 31.7 $ 28.2 $ 81.1

Additional Commitment = ~ $15 $195 Bank Line (as of March 31st) Available Liquidity = ~ $122 Used = ~ $58 Liquidity Profile Remains Solid ($ millions) Borrowing Base = $180 (Includes LOCs of $4) Excludes capital lease maturities Note that we used $62 of our dry powder for the Emergent transaction that closed April 1st Debt Maturities $- $100 $200 $300 $400 $500 2010 2011 2012 2013 2014 2015 $195 Revolver

Leverage Trend Refer to Appendix for reconciliation of Adjusted EBIDTA to Cash Flow from Operations Note that our calculations include Accrued Interest for conservatism We expect the Emergent transaction to change our pro forma leverage to 4.7x Total Net Debt and Accrued Interest / LTM Adjusted EBITDA 6.0 5.5 5.0 4.5 4.0 3.5 3.0 2.5 UHS Debt Structure ($ in millions) 12/31/2010 3/31/2011 Floating Rate Notes $ 230.0 $ 230.0 PIK Toggle Notes 230.0 230.0 Bank Line 52.9 54.2 Capital Leases 12.1 12.2 Total Debt $ 525.0 $ 526.4 Add: Accrued Interest 3.6 13.6 Net Debt $ 528.6 $ 540.0 LTM Adj EBITDA $ 121.6 $ 120.8 Leverage 4.3  4.5

 4.3x $85 (Includes capital used to fund pre-existing (~$17) and future growth of patient handling equipment, which was previously funded by our partner) $121.6 2010 2009 2011 E Adjusted EBITDA $108 Low $130’s (assumes 9-months of inclusion for the Emergent acquisition) Accrual CAPEX $51 Mid $70’s Year-end Leverage 4.8x Mid 4’s (including the Emergent acquisition, and absent further acquisitions) Guidance for 2011 ($ in Millions) Due to challenging volume comparisons early in the year, growth is expected to be driven in the 2nd half of 2011

Selected Reconciliations EBITDA Reconciliation: 2010 & LTM Q1 2011 EBITDA Reconciliation: 1998 – LTM Q1 2011 Depreciation and Amortization Reconciliation Other Reconciliations Appendix

Selected Reconciliations $ in Millions 1st Quarter LTM Q1 2010 2011 2011 Gross Margin ASC 805 Impact Depreciation $ 3.1 $ 2.7 $ 11.7 Occupancy - - - Fixed Asset Disposals 0.4 - 0.2 Total Gross Margin ASC 805 Impact $ 3.5 $ 2.7 $ 11.9 SG&A per GAAP to Cash SG&A SG&A per GAAP $ 21.1 $ 23.2 91.4 Stock Option Expense (0.3) (1.1) (8.1) Historical Depreciation & Amortization (0.7) (0.9) (3.5) ASC 805 Depreciation & Amortization (3.6) (3.4) (13.7) Other ASC 805 Impact - (0.1) (0.2) Management, Board, & Strategic Fees (0.5) (1.6) (3.5) Cash SG&A $ 16.0 $ 16.1 $ 62.4

Selected Reconciliations: Gross Margin Pre-ASC 805 to Gross Margin $ in Millions 1st Quarter LTM Q1 2010 2011 2011 Medical Equipment Outsourcing Gross Margin Pre-ASC 805 $ 28.5 $ 27.4 $ 101.1 ASC 805 Outsourcing Depreciation 3.1 2.7 11.7 Other ASC 805 Items 0.3 - 0.3 Gross Margin per GAAP $ 25.1 $ 24.7 $ 89.1 Technical & Professional Services Gross Margin Pre-ASC 805 $ 3.0 $ 3.0 $ 12.7 Other ASC 805 Items - - - Gross Margin per GAAP $ 3.0 $ 3.0 $ 12.7 Medical Equipment Sales & Remarketing Gross Margin Pre-ASC 805 $ 0.9 $ 1.3 $ 6.8 Other ASC 805 Items 0.1 - 0.2 Gross Margin per GAAP $ 0.8 $ 1.3 $ 6.6 Total Gross Margin Pre-ASC 805 $ 32.5 $ 31.7 $ 120.6 Total ASC 805 Depreciation 3.1 2.7 11.7 Total Other ASC 805 Items 0.4 - 0.5 Total Gross Margin per GAAP $ 29.0 $ 29.0 $ 108.4

EBITDA Reconciliation Adjusted EBITDA Reconciliation. Adjusted EBITDA is defined by UHS as Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), before management, board and strategic fees, stock option expense, ASC 805 impact, loss on extinguishment of debt, transaction and related costs and other. In addition to using Adjusted EBITDA internally as a measure of operational performance, we disclose Adjusted EBITDA externally to assist analysts, investors and lenders in their comparisons of operational performance, valuation and debt capacity across companies with differing capital, tax and legal structures. Management also understands that some industry analysts and investors consider Adjusted EBITDA as a supplementary non-GAAP financial measure useful in analyzing a company’s ability to service debt. Adjusted EBITDA, however, is not a measure of financial performance under Generally Accepted Accounting Principals (“GAAP”) and should not be considered as an alternative to, or more meaningful than, net income as a measure of operating performance or to cash flows from operating, investing or financing activities or as a measure of liquidity. Since Adjusted EBITDA is not a measure determined in accordance with GAAP and is thus susceptible to varying interpretations and calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Adjusted EBITDA does not represent an amount of funds that is available for management’s discretionary use. A reconciliation of operating cash flows to EBITDA and Adjusted EBITDA is included below. $ in Millions 1st Quarter LTM Q1 2010 2011 2011 Net Cash provided by Operating Activities $ 30.4 $ 25.2 $ 71.0 Changes in Operating Assets and Liabilities (9.9) (4.8) 3.0 Other and Non-Cash Expenses 0.2 (3.8) (15.5) Income Tax Expense (1.3) 0.2 3.2 Interest Expense 11.5 11.7 46.7 EBITDA 30.9 28.5 108.4 Management, Board & Strategic Fees 0.5 1.6 3.5 Stock Option Expense 0.3 1.1 8.1 ASC 805 Impact 0.4 0.1 0.8 Adjusted EBITDA $ 32.1 $ 31.3 $ 120.8

EBITDA Reconciliation: 1998 – LTM 2011

$ in Millions	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	LTM 2011 Q1
Net Cash provided by Operating Activities	$ 9.7	$ 15.2	$ 28.2	$ 31.7	$ 40.2	$ 16.0	$ 38.0	$ 44.0	$ 48.9	$ 29.8	$ 56.2	$ 56.0	$ 76.2	$ 71.0
Changes in Operating Assets and Liabilities	1.4	3.7	(3.5)	0.4	4.1	7.9	2.2	2.3	0.7	6.7	3.6	6.2	(2.1)	3.0
Other and Non-Cash Expenses	0.9	0.7	(2.3)	(3.7)	(11.7)	(7.9)	(3.4)	(3.3)	(4.1)	(28.5)	6.5	6.3	(11.5)	(15.5)
Income Tax Expense	(1.1)	(1.7)	0.1	0.1	0.1	0.3	1.2	0.8	0.6	(9.7)	(15.4)	(11.5)	1.7	3.2
Interest Expense	11.2	18.0	20.7	19.6	18.1	20.2	30.5	31.1	31.6	40.2	46.9	46.5	46.5	46.7
EBITDA	22.1	35.9	43.2	48.1	50.8	36.5	68.5	75.0	77.7	38.5	97.8	103.5	110.8	108.4
Recapitalization, company sale, stock compensation and severence expenses	5.1	-	-	1.6	10.1	14.4	-	-	-	27.2	-	-	-	-
Terminated IPO Expenses	-	-	-	1.2	-	-	-	-	-	-	-	-	-	-
Loss on extinguishment of debt	-	-	-	-	-	13.3	-	-	-	23.4	-	-	-	-
Financing and Reorganization Charges	$ 5.1	$ -	$ -	$ 2.8	$ 10.1	$ 27.7	$ -	$ -	$ -	$ 50.6	$ -	$ -	$ -	$ -
Management, Board & Strategic Fees	-	-	0.3	0.4	0.3	0.3	0.7	0.8	1.6	1.0	1.3	1.3	2.4	3.5
Other	2.9	-	-	-	-	-	-	-	-	(0.7)	0.1	-	-	-
Stock Option Expense	-	-	-	-	-	-	-	-	1.7	3.7	2.5	1.3	7.3	8.1
ASC 805 Impact	-	-	-	-	-	-	-	-	-	2.4	2.3	2.0	1.1	0.8
Adjusted EBITDA	$ 30.1	$ 35.9	$ 43.5	$ 51.3	$ 61.2	$ 64.5	$ 69.2	$ 75.8	$ 81.0	$ 95.5	$104.0	$108.1	$121.6	$ 120.8
Total Revenue	$ 69.4	$ 92.2	$106.0	$125.6	$153.8	$171.0	$199.6	$215.9	$225.1	$264.0	$289.1	$297.2	$317.4	$ 320.0
Total Debt & Accrued Int, Less Cash & Investments *	$153.8	$192.4	$199.0	$209.2	$205.8	$276.7	$301.9	$305.0	$315.0	$501.1	$521.7	$522.3	$528.6	$ 540.0
Leverage (Total Net Debt & Accrued Interest Less Cash & Investments/ LTM adj EBITDA) *	5.1	5.4	4.6	4.1	3.4	4.3	4.4	4.0	3.9	5.2	5.0	4.8	4.3	4.5

* As of End of Period

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Depreciation & Amortization Reconciliations $ in Millions 1st Quarter LTM Q1 2010 2011 2011 Historical Outsourcing Depreciation $ 15.5 $ 15.5 $ 61.9 ASC 805 Outsourcing Depreciation 3.1 2.7 11.7 Total Outsourcing Depreciation 18.6 18.2 73.6 Historical Technical & Professional Services Depreciation 0.1 0.1 0.4 Total Technical & Professional Services Depreciation 0.1 0.1 0.4 Historical Sales & Remarketing Depreciation 0.1 0.1 0.3 Total Sales & Remarketing Depreciation 0.1 0.1 0.3 Historical Gross Margin Depreciation 15.7 15.7 62.6 Gross Margin ASC 805 Depreciation 3.1 2.7 11.7 Total Gross Margin Depreciation 18.8 18.4 74.3 Historical Selling, General, and Admin Depreciation 0.7 0.9 3.5 ASC 805 Selling, General, and Admin Depreciation 0.2 - - Total Selling, General, and Admin Depreciation 0.9 0.9 3.5 Total ASC 805 Selling, General, and Admin Amortization 3.4 3.4 13.7 Total Depreciation and Amortization $ 23.1 $ 22.7 $ 91.5

Other Reconciliations  ACCRUAL CAPEX RECONCILIATION   LTM Q1 $ in Millions 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 Q1 2011 2011   Cash used in Investing Activities $ 31.5 $ 41.5 $ 39.0 $ 36.8 $ 65.2 $ 40.6 $ 51.7 $ 418.9 $ 71.4 $ 50.6 $ 74.2 $ 26.5 $ 66.8 - Acquisitions - (7.8) - (1.9) (15.1) (1.1) - (349.7) - - - - - - / + Other 0.1 (0.3) (0.2) (0.2) - - - 1.4 - 1.5 3.3 - 3.3 - ME in A/P prior period (3.0) (3.0) (5.9) (6.0) (10.5) (3.8) (5.8) (7.4) (9.0) (5.7) (4.7) (11.8) (2.5) + ME in A/P current period 3.0 5.9 6.0 10.5 3.8 5.8 7.4 9.0 5.7 4.7 11.8 13.5 13.5 Accrual CAPEX $ 31.6 $ 36.3 $ 38.9 $ 39.2 $ 43.4 $ 41.5 $ 53.3 $ 72.2 $ 68.1 $ 51.1 $ 84.6 $ 28.2 $ 81.1     ACQUISITIONS   Certain Intellamed Assets $ - $ - $ - $ - $ - $ - $ - $ (14.6) $ - $ - $ - $ - $ - UHS by Parent - - - - - - - (335.1) - - - - - Other - (7.8) - (1.9) (15.1) (1.1) - - - - - - - Total Acquisitions $ - $ (7.8) $ - $ (1.9) $ (15.1) $ (1.1) $ - $ (349.7) $ - $ - $ - $ - $ -